Exhibit 10.41

SECOND AMENDMENT TO THE

DYNEGY INC. SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc. (the “Company”) and certain subsidiaries and affiliated entities have heretofore established and maintain the Dynegy Inc. Severance Pay Plan (the “Plan”);

WHEREAS, the Company has heretofore amended and restated the Plan effective February 1, 2005, and has subsequently amended the Plan, on behalf of itself and all of its subsidiaries and affiliated entities that participate in the Plan; and

WHEREAS, with respect to employees notified of their termination from the Company during December of 2005, the Company desires to amend the Plan to provide for an increase in severance pay for such affected and eligible employees;

NOWTHEREFORE, the Plan is hereby amended as follows:

I.

The first paragraph of Subsection IV (A) of the Plan is hereby amended in its entirety to provide as follows:

“The amount of severance pay you receive under this Plan (not including any supplements to the Plan) will be based on your Credited Length of Service with the Company. If you become entitled to severance benefits under this Plan, you will receive two (2) Weeks of Pay for each full, completed Year of Service with the Company and pro-rated amount for less than a Year of Service, with a minimum of twelve (12) Weeks of Pay. However, if by notification of your termination from the Company during December of 2005, you become entitled to severance benefits under this Plan, the minimum amount of severance payable in accordance with Plan terms and conditions is twenty-four (24) Weeks of Pay. The maximum amount of severance payable under the plan is fifty-two (52) Weeks of Pay. However, if you choose not to execute the Release, you will not receive any of the Plan Benefits. The benefits payable under this Plan (and any supplements) shall be inclusive of and offset by any other severance or termination payment made by the Company, including payments provided by Subsection B below.”

II

Except as modified herein, the Plan shall remain in full force and effect.

EXECUTED and effective this 14th day of December, 2005

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
Executive Vice President,
Administration